EXHIBIT 23.0
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             CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the following registration statements of Nexen Inc.:

o    Registration Statement No.'s 033-26582, 033-34467, 033-43426, 033-66538,
     033-81334, 333-05494, 333-07344, 333-09286, 333-13574, 333-118019 and
     333-119276 on Form S-8;

o    Registration Statement No.'s 333-09288, 333-10646 and 333-84786 on Form
     F-3; and

o    Registration Statement No.'s 333-08142, 333-09542, 333-09856, 333-88254,
     333-109747 and 333-111243 on Form F-9.

of our reports dated February 7, 2005, relating to the consolidated financial statements of Nexen Inc. (which report expresses an unqualified opinion and includes a separate report on Canada-United States of America reporting differences) and management's report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Nexen Inc. for the year ended December 31, 2004.

(signed) "Deloitte & Touche LLP"

Independent Registered Chartered Accountants
Calgary, Canada

March 1, 2005